Beckstead and Watts, LLP

Certified Public Accountants

2425 W. Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984  tel

 702.362.0540 fax

April 5, 2005

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts,  LLP was  previously  principal  accountant for NMXS.com, Inc. (the "Company") and reported on the consolidated financial statements of the  Company  for the years  ended  December  31,  2003 and  2002, and reviewed the consolidated financial statements of the Company through the interim period ended September 30, 2004.  Effective February 5, 2005, we were dismissed by the Company as principal accountants.  We have read the Company's statements included under Item 4 of its Amendment No. 1 to Form 8-K dated April 4, 2005, and we agree with such statements contained therein.

Sincerely,

/s/ Beckstead and Watts, LLP